UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2016

PetMed Express, Inc. (Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1441 S.W. 29th Avenue, Pompano Beach, FL 33069
(Address of principal executive offices) (Zip Code)

(954) 979-5995
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On January 25, 2016, PetMed Express, Inc. issued a press release announcing its December 31, 2015 quarter end financial results. Additionally, PetMed Express, Inc. announced that its Board of Directors declared a quarterly dividend of $0.18 per share on its common stock. The dividend will be payable on February 19, 2016, to shareholders of record at the close of business on February 8, 2016. The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

99.1 – Press release dated January 25, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 25, 2016

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2016

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name:	Bruce S. Rosenbloom
Title:	Chief Financial Officer

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